Exhibit 99(n)(1)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

February 11, 2016

Board of Trustees

NorthStar Corporate Income Fund-T

399 Park Avenue, 18th Floor

New York, NY 10022

RE:	NorthStar Corporate Income Fund-T Pre-Effective Amendment
File Nos. 333-208211, 811-23116

Trustees:

We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of pre-effective amendment no. 2 to the Form N-2 registration statement of NorthStar Corporate Income Fund-T (File Nos. 333-208211, 811-23116). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Cynthia R. Beyea
Cynthia R. Beyea